Exhibit 1.1

EXECUTION VERSION

Arbor Realty Trust, Inc.

4.75% Convertible Senior Notes due 2022

Purchase Agreement

November 6, 2019

J.P. Morgan Securities LLC

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $230,000,000 principal amount of its 4.75% Convertible Senior Notes due 2022 (the “Securities”) and, at the option of the Initial Purchasers, up to an additional $34,000,000 principal amount of its 4.75% Convertible Senior Notes due 2022 (the “Option Securities”) if and to the extent that the Initial Purchasers shall have determined to exercise the option to purchase such Option Securities granted to the Initial Purchasers in Section 2 hereof.  The Securities and the Option Securities are herein referred to as the “Securities.” The Securities will be convertible into cash, shares (the “Underlying Securities”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), or a combination thereof, at the Company’s election.  The Securities will be issued pursuant to an Indenture, to be dated as of November 12, 2019 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

In addition to the Company, Arbor Realty Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), also confirms as follows its respective representations, warranties, covenants and agreements with the Initial Purchasers.

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and sale of the Securities, as follows:

1.                                      Offering Memorandum and Transaction Information.  The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the “Securities Act”), in reliance upon an exemption therefrom.  The Company has prepared a preliminary offering memorandum dated November 5, 2019 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities.  Copies of the Preliminary Offering

Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (this “Agreement”).  The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement.  References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

2.                                      Purchase and Resale of the Securities.

(a)                                 The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 97.25% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from November 12, 2019 to the Closing Date (as defined below).

(b)                                 In addition, the Company agrees to issue and sell the Option Securities to the several Initial Purchasers as provided in this Agreement, and the Initial Purchasers, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Securities at the Purchase Price plus accrued interest, if any, from November 12, 2019 to the date of payment and delivery.

If any Option Securities are to be purchased, the principal amount of Option Securities to be purchased by each Initial Purchaser shall be the principal amount of Option Securities which bears the same ratio to the aggregate principal amount of Option Securities being purchased as the principal amount of Securities set forth opposite the name of such Initial Purchaser in Schedule 1 hereto (or such amount increased as set forth in Section 10 hereof) bears to the aggregate principal amount of Securities being purchased from the Company by the several Initial Purchasers, subject, however, to such adjustments to eliminate Securities in denominations other than $1,000 as the Representative in its sole discretion shall make.

The Initial Purchasers may exercise the option to purchase Option Securities at any time in whole, or from time to time in part, following the date of this Agreement, by written notice from the Representative to the Company.  Such notice shall set forth the aggregate principal amount of Option Securities plus accrued interest as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof), provided that notwithstanding the foregoing, the delivery date of the Option Securities must occur within a period of 13 calendar days from, and including, the Closing Date.  Any such notice shall be given at least one business day prior to the date and time of delivery specified therein.

(c)                                  The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information.  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)                                     it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a)  of Regulation D under the Securities Act (“Regulation D”);

(ii)                                  it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)                               it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A.

(d)                                 Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(g), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (c) above, and each Initial Purchaser hereby consents to such reliance.

(e)                                  The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(f)                                   Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative (A) in the case of the Securities, at the offices of Cooley LLP, 55 Hudson Yards, New York, New York 10001 at 10:00 A.M. New York City time on November 12, 2019, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing or, (B) in the case of the Option Securities, on the date and at the time and place specified by the Representative in the written notice of the Initial Purchasers’ election to purchase such Option Securities.  The time and date of such payment for the Securities is referred to herein as the “Closing Date” and the time and date for such payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the nominee of The Depository Trust Company (“DTC”), for the respective accounts of the several Initial Purchasers of the Securities to be purchased on such date of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company.  The Global Note will be made available for inspection by the Representative at the office of J.P. Morgan Securities LLC set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(g)                                  The Company acknowledges and agrees that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representative nor any other Initial Purchaser is advising the Company or any other person as to any legal, tax, investment,  accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Initial Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Company.

3.                                      Representations and Warranties of the Company and the Operating Partnership.  The Company and the Operating Partnership each, joint and severally, represent and warrant to each Initial Purchaser that:

(a)                                 Preliminary Offering Memorandum.  The Preliminary Offering Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in any Preliminary Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(b)                                 Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof (the “Initial Purchaser Information”).  No statement of material fact included in the Offering Memorandum has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Offering Memorandum has been omitted therefrom.

(c)                                  Additional Written Communications.  Other than the Preliminary Offering Memorandum and the Offering Memorandum, the Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) each electronic road show and any other written communications approved in writing in advance by the Representative.  Each such Issuer Written Communication does not conflict with the information contained in the Time of Sale Information, and when taken together with the Time of Sale Information, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in such Issuer Written Communication, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the Initial Purchaser Information.

(d)                                 Offering Memorandum.  As of the date of the Offering Memorandum and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Offering Memorandum does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the

Company in writing by such Initial Purchaser through the Representative expressly for use in the Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the Initial Purchaser Information.

(e)                                  Incorporated Documents. The documents incorporated by reference in the Offering Memorandum or the Time of Sale Information, when they were filed with the Commission conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and such documents did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                   Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement, the Indenture and the Securities (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder.

(g)                                  Company Authorization of Agreement.  This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

(h)                                 Operating Partnership Authorization of Agreement.  This Agreement and the transactions contemplated herein have been duly and validly authorized by the Operating Partnership and this Agreement has been duly and validly executed and delivered by the Operating Partnership.

(i)                                     Distribution of Offering Material by the Company.  The Company and its affiliates have not distributed and will not distribute, prior to the later of the Additional Closing Date (as defined below) and the completion of the Initial Purchasers’ distribution of the Securities, any written offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum.

(j)                                    Independent Accountants.  Ernst & Young LLP, who certified the financial statements and supporting schedules incorporated by reference in the Time of Sale Information and the Offering Memorandum, is an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (United States).

(k)                                 Financial Statements; Non-GAAP Financial Measures.  The financial statements of the Company and its subsidiaries, together with the related schedules (if any) and notes, incorporated by reference in the Time of Sale Information and the Offering Memorandum, and any financial statements required by Rule 3-14 of Regulation S-X (“Acquisition Financial Statements”), incorporated by reference in the Time of Sale Information and the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated, or, if applicable, with respect to any Acquisition Financial

Statements, the respective property or tenant; and all such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the Securities Act.  The supporting schedules, if any, incorporated by reference in the Time of Sale Information and the Offering Memorandum present fairly, in accordance with GAAP, the information required to be stated therein.  The selected financial data and the summary financial information included or incorporated by reference in the Time of Sale Information and the Offering Memorandum present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  There are no financial statements or schedules required to be included in any filing under the Securities Act or Exchange Act incorporated by reference into the Time of Sale Information or the Offering Memorandum under the Securities Act which are not so included.  If applicable, the unaudited pro forma financial information (including the related notes) incorporated by reference in the Time of Sale Information or the Offering Memorandum complies as to form in all material respects with the applicable accounting requirements of the Securities Act, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable.  If applicable, such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and its consolidated subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.  No pro forma financial information is required to be included in the Company’s Securities Act or Exchange Act filings incorporated by reference in Time of Sale Information or the Offering Memorandum which is not so included. All disclosures contained in the Time of Sale Information or the Offering Memorandum regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(l)                                     No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Time of Sale Information and the Offering Memorandum (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change or any development involving a prospective material adverse change in the operations, condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and its subsidiaries, including, without limitation, the Operating Partnership, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries that are material with respect to the Company and its subsidiaries considered as one enterprise, (C) neither the Company nor any of its subsidiaries has entered into any transaction or agreement or incurred or undertaken any liabilities or obligations, direct or contingent, in each case which are material to the Company and its subsidiaries, including without limitation the Operating Partnership, considered as one enterprise, except for agreements, transactions, liabilities or obligations which are described in the Time of Sale Information and the Offering Memorandum, and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock.

(m)                             Good Standing of the Company and the Operating Partnership.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Offering Memorandum.  Each of the Company and the Operating Partnership is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of New York) where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(n)                                 The Partnership Agreement.  The Third Amended and Restated Agreement of Limited Partnership of Arbor Realty Limited Partnership, dated as of July 14, 2016, among Arbor Realty GPOP, Inc., a Delaware corporation, Arbor Realty LPOP, Inc., a Delaware corporation, Arbor Commercial Mortgage, LLC, a New York limited liability company and the former manager of the Company and the Operating Partnership (together with its affiliates, the “Former Manager”), and the Company, has been duly and validly authorized, executed and delivered by the Company (through its direct subsidiaries) and is a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(o)                                 Good Standing of Subsidiaries.  Each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to conduct its business as described in the Time of Sale Information and the Offering Memorandum and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum, all of the issued and outstanding stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, and, in the case of each subsidiary that is a corporation, are fully paid and nonassessable and are owned by the Company or the Operating Partnership, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (each, a “Lien”); and none of the outstanding shares of stock, partnership interests or limited liability company interests, membership interests or other similar interests of any such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person.  Any subsidiaries of the Company which are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X are listed on Schedule 2 hereto and Schedule 2 accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary which is a partnership or limited liability company, its general partners and managing members, respectively.

(p)                                 Capitalization.  As of the date hereof, there are 500,000,000 shares of the Common Stock authorized and 97,752,459 shares of Common Stock issued and outstanding.  As of the date hereof, there are 100,000,000 shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”), authorized and 24,195,594 shares of Preferred Stock issued and outstanding, (i) 1,551,500 of which are classified as shares of the Company’s 8.250% Series A Cumulative Redeemable Preferred Stock, (ii) 1,260,000 of which are classified as shares of the Company’s 7.75% Series B Cumulative Redeemable Preferred Stock, (iii) 900,000 of which are classified as shares of the Company’s 8.50% Series C Cumulative Redeemable Preferred Stock and (iv) 20,484,094 of which are classified as shares of the Company’s Special Voting Preferred Stock.  The issued and outstanding shares of stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable; and none of the outstanding shares of stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person. The authorized, issued and outstanding units of partnership interest in the Operating Partnership (the “OP Units”), have been duly authorized and validly issued; and all of such OP Units have been sold in compliance with applicable laws (including, without limitation, federal and state securities laws).

(q)                                 Authorization of the Indenture.  The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(r)                                    Authorization of the Securities.  The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Securities.  The Securities have been duly authorized and, at the Closing Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the Purchase Price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(s)                                   Authorization of the Underlying Securities.  Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into cash, shares of the Underlying Securities or a combination thereof, in accordance the terms of the Securities and the Indenture; the Underlying Securities (assuming physical settlement and the maximum conversion rate under any “make-whole” adjustment applies) reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non assessable, no holder of the Underlying Securities will be subject to personal liability by reason of being such a holder and the issuance of the Underlying Securities will not be subject to any preemptive right, right of first refusal or other similar rights of any securityholder of the Company or any other person.

(t)                                    Description of Securities. The Securities and Indenture conform in all material respects to the description thereof contained in the sections of the Time of Sale Information and the Offering Memorandum entitled “Description of notes.”

(u)                                 Absence of Defaults and Conflicts.  Neither the Company, the Operating Partnership nor any of their respective subsidiaries is (i) in violation of its Organizational Documents (as defined below) or (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document (as defined below), except, in the case of clause (ii) above, for such defaults that would not result in a Material Adverse Effect.  The execution, delivery and performance of the Transaction Documents, the issuance of Securities and the consummation of the other transactions contemplated herein and therein and in the Time of Sale Information and the Offering Memorandum (including the issuance and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof) and the use of the proceeds from the sale of the Securities as described in the Time of Sale Information and the Offering Memorandum under the caption “Use of proceeds”) and compliance by each of the Company and the Operating Partnership with its obligations under the Transaction Documents do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under any Company Documents, or result in the creation or imposition of any Lien upon any property or assets of the Company, the Operating Partnership or any of their respective subsidiaries, nor will such action result in any violation of the provisions of the Organizational Documents of the Company, the Operating Partnership or any of their respective subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations.  The term “Company Documents” as used herein means any contracts, indentures, guarantees, mortgages, deeds of trust, loan or credit agreements, letter of credit facilities, security agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company, the Operating Partnership, or any of their respective subsidiaries is a party or by which the Company, the Operating Partnership, or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership, or any of their respective subsidiaries is subject.  The term “Organizational Documents” as used herein means (a) in the case of a corporation, its charter and bylaws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

(v)                                 Absence of Labor Dispute.  No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries which, in any such case, may reasonably be expected to result in a Material Adverse Effect.

(w)                               Absence of Proceedings.  Except as described in the Time of Sale Information and the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, against or affecting the Company, the Operating Partnership or any of their respective subsidiaries or which has as a subject thereof, any officer or director of the Company in their capacity as such or as would otherwise be required to be disclosed in the Company’s Securities Act or Exchange Act filings that are incorporated by reference in the Time of Sale Information and Offering Memorandum.  To the knowledge of the Company or the Operating Partnership, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, threatened, against or affecting the Company, the Operating Partnership or any of their respective subsidiaries except as would not have a Material Adverse Effect or which has as a subject thereof, any officer or director of the Company in their capacity as such or as would otherwise be required to be disclosed in the Company’s Securities Act or Exchange Act filings that are incorporated by reference in the Time of Sale Information and Offering Memorandum.

(x)                                 Accuracy of Descriptions and Exhibits.  The information in the Time of Sale Information and the Offering Memorandum under the captions “Description of notes,” and “U.S. federal income tax considerations,” is correct in all material respects; all descriptions in the Time of Sale Information and the Offering Memorandum of any Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Company’s Securities

Act or Exchange Act filings incorporated by reference in the Time of Sale Information and Offering Memorandum which have not been so described as required.

(y)                                 Possession of Intellectual Property.  The Company and its subsidiaries own or possess or have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as described in the Time of Sale Information and the Offering Memorandum and as proposed to be conducted; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, might result in a Material Adverse Effect.

(z)                                  Absence of Further Requirements.  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any stockholder or creditor of the Company or the Operating Partnership, (C) no waiver or consent under any Company Document, and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations under this Agreement, for the offering, issuance, sale or delivery of the Securities hereunder (including the issuance of the Underlying Securities upon conversion thereof), or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by this Agreement, the Offering Memorandum and the Indenture, except such as have been or will be obtained under the Securities Act, the rules of the New York Stock Exchange (“NYSE”), state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(aa)                          Possession of Licenses and Permits.  The Company, the Operating Partnership and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (collectively, “Governmental Licenses”) as are necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company, the Operating Partnership nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(bb)                          Investment Company Act.  The Company is not, and upon the issuance and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof) as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Information and the Offering Memorandum, will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined the Investment Company Act of 1940, as amended (the “Investment Company Act”). Neither the Operating Partnership nor any of the subsidiaries of the Company is an “investment company” as defined in the Investment Company Act.

(cc)                            Absence of Registration Rights.  Except as disclosed in the Time of Sale Information and the Offering Memorandum, there are no persons with registration rights or other similar rights to have any securities (debt or equity) registered by the Company under the Securities Act.

(dd)                          Joint Ventures.  All of the joint ventures in which the Company or any subsidiary owns any interest (the “Joint Ventures”) are listed on Schedule 3 hereto.  The Company’s or subsidiary’s ownership interest in such Joint Venture is set forth in Schedule 3.

(ee)                            1934 Act Registration; New York Stock Exchange.  The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act. The outstanding shares of Common Stock have been listed, and the Company will use its best efforts to list the Underlying Securities, on the NYSE.

(ff)                              FINRA Matters.  All of the information (including, but not limited to, information regarding affiliations, security ownership and trading activity) provided to the Initial Purchasers or to counsel for the Initial Purchasers by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA is true, complete and correct.

(gg)                            Insurance.  The Company, the Operating Partnership and each of their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company, the Operating Partnership or any of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company, the Operating Partnership and their respective subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company, the Operating Partnership or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company, the Operating Partnership nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company, the Operating Partnership nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  Without limitation to the foregoing provisions of this Section 3(gg), and such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect, the Company, the Operating Partnership and their respective subsidiaries have title insurance on any real property currently leased or owned or controlled by them or to be leased or owned or to be controlled by them (collectively, the “Real Property”), in each case in an amount at least equal to the original cost of acquisition, and the Company, the Operating Partnership and their respective subsidiaries are entitled to all benefits of the insured thereunder, and each such Real Property is insured by extended coverage hazard and casualty insurance in amounts and on such terms as are customarily carried by lessors of properties similar to those owned by the Company, the Operating Partnership and their respective subsidiaries (in the markets in which the Company’s and subsidiaries’ respective Real Properties are located), and the Company, the Operating Partnership and their respective subsidiaries carry comprehensive general liability insurance and such other insurance as is customarily carried by lessors of properties similar to those owned by the Company, the Operating Partnership and their respective subsidiaries in amounts and on such terms as are customarily carried by lessors of properties similar to those owned by the Company, the Operating Partnership and their respective subsidiaries (in the markets in which the Company’s, the Operating Partnership’s and their respective subsidiaries’ respective Real Properties are located) and the Company, the Operating Partnership or one of their respective subsidiaries is named as an additional insured on all policies required under the leases for such properties.  With respect to mortgage loans extended by the Company and its subsidiaries, the Company or its subsidiary has one or more lender’s title insurance policies insuring the lien of the mortgages encumbering the real property underlying such loans with coverages, in the aggregate, equal to at least the maximum aggregate principal amount of such loan.

(hh)                          Disclosure Controls and Procedures.  The Company and the Operating Partnership have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that (i) are designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer, particularly during the preparation of the reports that it files or submits under the Exchange Act; and (ii) are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms.

(ii)                                  Accounting Controls.  The Company, the Operating Partnership and each of their respective subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance that financial reporting is reliable and financial statements for external purposes are prepared in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible

Business Reporting Language included or incorporated by reference in the Time of Sale Information and Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(jj)                                Absence of Manipulation.  Each of the Company and the Operating Partnership has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(kk)                          Statistical and Market-Related Data.  The statistical and market-related data included or incorporated by reference in the Time of Sale Information and the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate as of the respective dates of such documents, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(ll)                                  Foreign Corrupt Practices Act.  Neither the Company, the Operating Partnership nor any of their respective subsidiaries, nor to the knowledge of the Company or the Operating Partnership, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company, the Operating Partnership or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee , including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under  the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any  rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company, the Operating Partnership and their respective subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(mm)                  Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened.

(nn)                          No Conflicts with Sanctions Laws.  Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company or the Operating Partnership, any directors, officers or employees, agents, affiliates or other persons acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject  or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo)                          Lending Relationship.  Except as disclosed in the Time of Sale Information and the Offering Memorandum, neither the Company nor any of its subsidiaries has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with the Initial Purchasers, and the Company does not intend to use any of the proceeds from the sale of the Securities to repay any debt owed to the Initial Purchasers or any affiliate of the Initial Purchasers.

(pp)                          Transfer Taxes.  There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold by the Company to the Initial Purchasers hereunder.

(qq)                          ERISA.  Except as set forth in the Company’s financial statements, each of the Company and the Operating Partnership does not have any material liabilities under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal

Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”).

(rr)                                REIT Status.  Commencing with the Company’s taxable year ended December 31, 2003, and the taxable year ended December 31, 2005 of Arbor Realty SR, Inc., a Maryland corporation (the “Private REIT”), each of the Company and the Private REIT has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and each of the Company’s and the Private REIT’s current and proposed method of operations as described in the Time of Sale Information and the Offering Memorandum will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2019 and thereafter.  The Company does not know of any event that would cause or is likely to cause either the Company or the Private REIT to fail to qualify as a REIT under the Code at any time.

(ss)                              Tax Opinion.  With respect to the legal opinion as to federal income tax matters provided to the Initial Purchasers pursuant to Section 6(f) hereof, the Company’s representatives have discussed with its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, the officer’s certificate supporting such opinion, and where representations in such officer’s certificate involve terms defined in the Code, the Treasury regulations thereunder, published rulings of the Internal Revenue Service or other relevant authority, the Company’s representatives are satisfied after their discussions with their counsel in their understanding of such terms and are capable of making such representations.

(tt)                                Tax Returns.  All tax returns required to be filed as of the date hereof by the Company and each of its subsidiaries have been timely filed (or valid extensions to such filings have been obtained), all such tax returns are true, correct and complete in all material respects, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

(uu)                          Related-Party Transactions.  There are no business relationships or related-party transactions involving the Company or the Operating Partnership required to be described in the Company’s Exchange Act filings incorporated by reference in the Time of Sale Information and the Offering Memorandum which have not been so described as required.

(vv)                          No Unlawful Contributions or Other Payments.  Neither the Company, the Operating Partnership nor any subsidiary nor, to the best of the Company’s knowledge, any employee or agent of the Company, the Operating Partnership or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Offering Memorandum.

(ww)                      Brokers and Finders.  Neither the Company, the Operating Partnership nor any subsidiary has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

(xx)                          No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions.  No subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary.

(yy)                          Title to Real and Personal Property.  (i) The Company and its subsidiaries, including the Operating Partnership, have (or in the case of a Joint Venture, such limited partnership, limited liability company or other joint venture entity has) good and marketable title in fee simple to, or a valid leasehold interest in, the Real Property and good and marketable title to any and all personal property owned by the Company or any of its subsidiaries that is material to the business of the Company or the Operating Partnership, in each case free and clear of all Liens, except as described in the Time of Sale Information and Offering Memorandum or such as would not reasonably be expected to result in a Material Adverse Effect; and any real property, buildings and equipment held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (the “Leases”) with such exceptions as are disclosed in the Time of Sale Information and Offering Memorandum or such as would not reasonably be expected to result in a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has received notice of any claim that has been or may be asserted by anyone adverse to the rights of the Company or any subsidiary with respect to any such Real Properties, personal property or Leases or affecting or questioning the rights of the Company to the continued ownership, lease, possession or occupancy of such Real Properties, personal property or Leases, except for such claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) no person or entity, including, without limitation, any tenant under the leases, if any, for the Real Properties has an option or right of first refusal or any other right to purchase any of such Real Properties, except as disclosed in the Time of Sale Information and Offering Memorandum; (iv) each of the Real Properties has access to public rights of way, either directly or through insured easements, except where the failure to have such access would not, individually or in the aggregate, have a Material Adverse Effect; (v) each of the Real Properties is served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations, except where the failure to have such public utilities would not, individually or in the aggregate, have a Material Adverse Effect; (vi) each of the Real Properties complies with all applicable codes and zoning and subdivision laws and regulations, except for such failure to comply which would not, either individually or in the aggregate, have a Material Adverse Effect; (vii) all of the Leases are in full force and effect, except where the failure to be in full force or effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries is in default in the payment of any amounts due under any such Leases or in any other default thereunder and neither the Company nor any of its subsidiaries knows or an event which, with the passage of time or the giving of notice or both, would constitute a default under any such Lease, except such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (viii) there is no pending or, to the knowledge of the Company or its subsidiaries, threatened condemnation, zoning change, or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on or access to any Real Property, except such proceedings or actions that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(zz)                            Compliance with Environmental Laws.  Except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum: (i) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other owners of the Real Property at any time, or to the knowledge of the Company, any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from any Real Property, other than by any such action taken in material compliance with all applicable Environmental Statutes (as hereinafter defined) or by the Company, any of its subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Company or any subsidiary; (ii) the Company and its subsidiaries do not intend to use the Real Property or any subsequently acquired properties for the purpose of handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken in material compliance with all applicable Environmental Statues or by the Company, any of its subsidiaries or, to the knowledge of the Company, any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Company or any subsidiary; (iii) the Company and the Operating Partnership do not know of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials from the Real Property into waters on or adjacent to the Real Property or from the Real Property onto any real property owned or occupied by any other party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters other than in material compliance with Environmental Statutes; (iv) neither the Company nor any of its subsidiaries has received any notice of, or has knowledge of, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any U.S. federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or arising out of the conduct of the Company or any of its subsidiaries, including without limitation a claim under or pursuant to any Environmental Statute; and (v) neither the Real Property is included nor, to the Company’s or the Operating Partnership’s knowledge, is proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by United States Environmental Protection Agency or, to the Company’s or to the Operating Partnership’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other governmental authority.

As used herein, “Hazardous Materials” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any U.S. federal, state or local environmental law, ordinance, rule or regulation including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as

amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-330j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any governmental authority.

(aaa)                   Compliance with ADA. The Company and its subsidiaries and each Real Property are currently in compliance with all presently applicable provisions of the Americans with Disabilities Act, as amended, except for any such non-compliance that would not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect.

(bbb)                   No Breach or Default under Loans.  To the Company’s knowledge, there is no breach of, or default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) the loan documents relating to the debt instruments acquired or originated by the Company (collectively, the “Loans”) which breach or default, if uncured, would result in a Material Adverse Effect.  To the Company’s knowledge without due inquiry, there is no breach or default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) the loan documents relating to any loans senior to the Loans, which breach or default, if uncured, would result in a Material Adverse Effect.

(ccc)                      Compliance with Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ddd)                   No Ratings.  There are no securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act.

(eee)                      Rule 144A Eligibility.  On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Time of Sale Information, as of the Time of Sale, and the Offering Memorandum, as of its date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(fff)                         No Integration.  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(ggg)                      No General Solicitation or Directed Selling Efforts.  None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(hhh)                   Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(c) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(iii)                               Cybersecurity; Data Protection. To the Company’s knowledge, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.  The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (collectively, the “Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, except in each case as would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

4.                                      Further Agreements of the Company and the Operating Partnership.  Each of the Company and the Operating Partnership, jointly and severally, covenant and agree with each Initial Purchaser that:

(a)                                 Delivery of Copies.  The Company will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)                                 Offering Memorandum, Amendments or Supplements.  Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects.

(c)                                  Additional Written Communications.  Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d)                                 Notice to the Representative.  The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence or development of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                                  Ongoing Compliance of the Offering Memorandum and Time of Sale Information.  (1) If at any time prior to the completion of the initial offering of the Securities, (i) any event or development shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading.

(f)                                   Blue Sky Compliance.  The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)                                  Clear Market.  For a period of 30 days after the date of the offering of the Securities, each of the Company and the Operating Partnership will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than (i) the Securities to be sold hereunder, including any Securities sold pursuant to the Initial Purchasers’  option to purchase the Optional Securities, and any Underlying Securities issued upon conversion thereof, (ii) any shares of Common Stock of the Company issued upon the exercise of options granted under existing employee stock option plans or upon conversion or exchange of a security pursuant to its terms that is outstanding on the date hereof and disclosed in the Time of Sale Information and the Offering Memorandum or (iii) the entry into the exchange agreement related to both tranches of the Company’s 5.25% Convertible Senior Notes due 2021 as described in the Time of Sale Information and the Offering Memorandum, and the consummation of the transactions contemplated thereby, including the issuance and sale of the Company’s Common Stock as consideration for such exchanges.

(h)                                 Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of proceeds”.

(i)                                     No Stabilization.  Neither the Company nor the Operating Partnership will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(j)                                    Underlying Securities. The Company will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities (assuming physical settlement and the maximum conversion rate under any “make-whole” adjustment applies).  The Company will use its best efforts to cause the Underlying Securities to be listed on NYSE.

(k)                                 Qualification and Taxation as a REIT.  The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2019, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Company’s Board of Directors determines in good faith that it is no longer in the best interest of the Company and its stockholders to be so qualified.

(l)                                     Investment Company.  The Company is familiar with the Investment Company Act and the rules and regulations thereunder, and will in the future conduct its and the Operating Partnership’s affairs, in such a manner and will use its commercially reasonable best efforts to ensure that the Company and the Operating Partnership will not be an “investment company” within the meaning of the Investment Company Act and the rules and regulations thereunder.

(m)                             Supplying Information.  While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(n)                                 DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(o)                                 No Resales by the Company.  During the period from the Closing Date until one year after the Closing Date or the Additional Closing Date, if applicable, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(p)                                 No Integration.  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(q)                                 No General Solicitation or Directed Selling Efforts.  None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

5.                                      Certain Agreements of the Initial Purchasers.  Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum.

6.                                      Conditions of Initial Purchasers’ Obligations.  The obligation of each Initial Purchaser to purchase the Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be as provided herein is subject to the performance by the Company and the Operating Partnership of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Representations and Warranties.  The representations and warranties of the Company and the Operating Partnership contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(b)                                 No Downgrade.  Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c)                                  No Material Adverse Change.  No event or condition of a type described in Section 3(l) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d)                                 Officer’s Certificate.  The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and the Operating Partnership and one additional senior executive officer of the Company and the Operating Partnership who is satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct and that the Company and the Operating Partnership have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e)                                  Comfort Letters.  (i) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Ernst & Young LLP shall have furnished to the Representative, at the request of the Company, a letter, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to Initial Purchasers with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided, that the letters delivered on the Closing

Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f)                                   Opinion and 10b-5 Statement of Counsel for the Company.  At the request of the Company, (i) Venable LLP, Maryland counsel for the Company and the Operating Partnership, shall have furnished to the Representative their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, (ii) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company and the Operating Partnership, shall have furnished to the Representative their written opinion (which written opinion shall include a 10b-5 opinion), dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, (iii) Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel for the Company and the Operating Partnership, shall have furnished to the Representative their written tax opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative and (iv) Allen & Overy LLP, special counsel for the Company and the Operating Partnership, shall have furnished to the Representative their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative.

(g)                                  Opinion and 10b-5 Statement of Counsel for the Initial Purchasers.  The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Cooley LLP, counsel for the Initial Purchasers, each with respect to such matters as the Representative may reasonably request, and such counsels shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)                                 No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(i)                                     Good Standing.  The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j)                                    Exchange Listing.  An application for the listing of the Underlying Securities shall have been submitted to NYSE.

(k)                                 Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the persons and entities listed on Schedule 4 hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(l)                                     DTC. The Securities shall be eligible for clearance and settlement through DTC.

(m)                             Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Operating Partnership shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.                                      Indemnification and Contribution.

(a)                                 Indemnification of the Initial Purchasers.  Each of the Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the Initial Purchaser Information.

(b)                                 Indemnification of the Company.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers, the Operating Partnership and each person, if any, who controls the Company and the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information (including any of the other Time of Sale Information that has subsequently been amended), any Issuer Written Communication, any road show or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following information in the Offering Memorandum furnished on behalf of each Initial Purchaser: the information contained in the first and second sentences of the eighth paragraph and the information contained in the eleventh paragraph  under the caption “Plan of distribution.”

(c)                                  Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Representative and any such separate firm for the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 Contribution.  If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Initial Purchasers, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Operating Partnership from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities.  The relative fault of the Company and the Operating Partnership, on the one hand, and the Initial Purchasers, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Limitation on Liability.  The Company, the Operating Partnership and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                                   Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.                                            Effectiveness of Agreement.  This Agreement shall become effective as of the date first written above.

9.                                            Termination.  This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of NYSE or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

10.                               Defaulting Initial Purchaser.

(a)                                 If, on the Closing Date or the Additional Closing Date, as the case may be, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information and the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information and the Offering Memorandum that effects any such changes.  As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the number of Securities that such Initial Purchaser agreed to purchase hereunder on such date plus such Initial Purchaser’s pro rata share (based on the number of Securities that such Initial Purchaser agreed to purchase on such date) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate principal amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Initial Purchasers to purchase Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Initial Purchasers.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.

11.                               Payment of Expenses.

(a)                                 Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the

Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Underlying Securities on NYSE.

(b)                                 If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

12.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Initial Purchaser referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

13.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Operating Partnership and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Operating Partnership or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Operating Partnership or the Initial Purchasers.

14.                               Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15.                               Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act, the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

16.                               Miscellaneous.

(a)                                 Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.

(b)                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, fax: (212) 622-8358); Attention: Equity Syndicate Desk.  Notices to the Company and the Operating Partnership shall be given to it at Arbor Realty Trust, Inc. c/o Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553, Attention: Paul Elenio, Chief Financial Officer, with a copy (which shall not constitute notice) to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: David J. Goldschmidt.

(c)                                  Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)                                 Waiver of Jury Trial.  Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e)                                  Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(e):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(f)                                   Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g)                                  Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)                                 Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ARBOR REALTY TRUST, INC.

By:	/s/ Paul Elenio
Name:	Paul Elenio
Title:	Chief Financial Officer

ARBOR REALTY LIMITED PARTNERSHIP

By:	Arbor Realty GPOP, Inc., its
General Partner

By:	/s/ Paul Elenio
Name:	Paul Elenio
Title:	Chief Financial Officer

Accepted: As of the date first written above, on behalf of itself and the several other Initial Purchasers named on Schedule 1 hereto:

J.P. MORGAN SECURITIES LLC

By:	/s/ Kevin C. Cheng
Name:	Kevin C. Cheng
Title:	Vice President

Schedule 1

Initial Purchaser	Principal Amount

J.P. Morgan Securities LLC	$149,500,000

JMP Securities LLC	$80,500,000

Total:	$230,000,000

Schedule 2

Significant Subsidiaries

Name	Jurisdiction of Organization	Type of Entity
Arbor Realty GPOP, Inc.	Delaware	Corporation
Arbor Realty Limited Partnership	Delaware	Limited Partnership (general partner is Arbor Realty GPOP, Inc.
Arbor Realty SR, Inc.	Maryland	Corporation
Arbor Realty Commercial Real Estate Notes 2017-FL1, Ltd	Cayman Islands	Exempted Company with Limited Liability
Arbor Realty Commercial Real Estate Notes 2017-FL2 Ltd.	Cayman Islands	Exempted Company with Limited Liability
Arbor Realty Commercial Real Estate Notes 2017-FL3 Ltd.	Cayman Islands	Exempted Company with Limited Liability
Arbor Realty Commercial Real Estate Notes 2018-FL1 Ltd.	Cayman Islands	Exempted Company with Limited Liability
Arbor Realty Commercial Real Estate Notes 2019-FL1 Ltd.	Cayman Islands	Exempted Company with Limited Liability
ARSR Alpine LLC	Delaware	Corporation
Arbor 501 4 Luna PE, LLC	Delaware	Limited Liability Company

Schedule 3

Joint Ventures

Name	Percentage Ownership	Jurisdiction of Organization	Type of Entity
ABT ESI, LLC	23.75%	Delaware	Limited Liability Company
420 Fifth Associates, LLC	80.00%	Delaware	Limited Liability Company
Legacy Equity Investment Group LLC	51.33%	Delaware	Limited Liability Company
Arbor Realty Holdings LLC	100.00%	Delaware	Limited Liability Company
PE 25 LLC	42.00%	Delaware	Limited Liability Company
Lexford Pools 1/3 LLC	49.00%	Delaware	Limited Liability Company
AR Prime	66.67%	Delaware	Limited Liability Company
JT Prime	50.00%	Delaware	Limited Liability Company
WSC Investors, LLC	49.74%	Delaware	Limited Liability Company
Empirian at Inverness, LLC	0.10%	Delaware	Limited Liability Company
Empirian Highlands, LP	0.10%	Tennessee	Limited Partnership
Empirian Wildewood LLC	0.10%	Georgia	Limited Liability Company
Empirian at Park Row LLLP	1.00%	Delaware	Limited Liability Limited Partnership
East River Portfolio Holdings LLC	5.00%	Delaware	Limited Liability Company
Arbor 1277 PE LLC	50.00%	Delaware	Limited Liability Company
Southern JV LLC	0.10%	Delaware	Limited Liability Company

Schedule 4

Parties Signing Lock-Up Agreements

1.              Arbor Commercial Mortgage, LLC

2.              Ivan Kaufman

3.              Paul Elenio

4.              Fred Weber

5.              Gene Kilgore

6.              John J. Bishar, Jr.

7.              Andy Guziewicz

8.              John Natalone

9.              Bonnie Habyan

10.       Thomas Ridings

11.       Frank Lutz

12.       John Caulfield

13.       Melvin F. Lazar

14.       George Tsunis

15.       William Helmreich

16.       William C. Green

17.       Archie R. Dykes

18.       Joseph Martello

19.       Edward Farrell

20.       Elliot Schwartz

21.       Steven Katz

22.       Howard Leiner

23.       Dennis van der Reis

Annex A

Time of Sale Information

Term sheet containing the terms of the Securities, substantially in the form of Annex B.

Annex B

PRICING TERM SHEET	STRICTLY CONFIDENTIAL

DATED NOVEMBER 6, 2019

ARBOR REALTY TRUST, INC.

$230,000,000

4.75% CONVERTIBLE SENIOR NOTES DUE 2022

The information in this pricing term sheet relates only to Arbor Realty Trust, Inc.’s offering (the “offering”) of its 4.75% Convertible Senior Notes due 2022 and should be read together with the preliminary offering memorandum, dated November 5, 2019 (the “Preliminary Offering Memorandum”). The information in this pricing term sheet updates and, to the extent inconsistent, supersedes the information in the Preliminary Offering Memorandum. You should read the entire Preliminary Offering Memorandum carefully, especially the “Risk factors” sections and the consolidated financial statements and related schedules and notes, before deciding to invest in our securities.  Terms used but not defined herein have the meanings given in the Preliminary Offering Memorandum. Arbor Realty Trust, Inc. has increased the size of the offering to $230,000,000 (or $264,000,000 if the initial purchasers’ option to purchase additional notes is exercised in full). The final offering memorandum, dated November 6, 2019, relating to the offering of notes will reflect conforming changes relating to such increase in the size of the offering. References to “we,” “our” and “us” refer to Arbor Realty Trust, Inc. and not to its consolidated subsidiaries.  All references to dollar amounts are references to U.S. dollars.

Issuer:	Arbor Realty Trust, Inc.
Ticker / Exchange for common stock:	ABR/The New York Stock Exchange (the “NYSE”).
Title of securities:	4.75% Convertible Senior Notes due 2022 (the “notes”).
Aggregate principal amount offered:	$230,000,000 aggregate principal amount of notes (or $264,000,000 if the initial purchasers’ option to purchase additional notes is exercised in full).
Denominations:	$1,000 and integral multiples of $1,000 in excess thereof.
Maturity date:	November 1, 2022, unless earlier converted or repurchased.
Price to public:	100% of principal amount, plus accrued interest, if any, from November 12, 2019.
Interest:	4.75% per annum, accruing from the Closing Date.
Interest payment dates:	May 1 and November 1 of each year, beginning May 1, 2020.
Interest payment record dates:	April 15 and October 15 of each year.
Last reported sale price:	$14.88 per share of our common stock on the NYSE on November 6, 2019.
Reference price:	The average of the daily VWAPs on November 7, 2019 and November 8, 2019.
Conversion premium:	Approximately 15% above the reference price, subject to the final determination of the initial conversion price.
Initial conversion price:	Approximately 115% of the reference price per share of common stock, subject to adjustment; provided that the initial conversion price will not be less than $15.8235.

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Initial conversion rate:	$1,000 divided by the initial conversion price, subject to adjustment.
Settlement method:	Cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in the Preliminary Offering Memorandum.
No redemption:	We may not redeem the notes prior to the maturity date and no “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically.
Fundamental change:

If we undergo a “fundamental change” (as defined in this offering memorandum under “Description of notes—Fundamental change permits holders to require us to repurchase notes”), subject to certain conditions, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of notes—Fundamental change permits holders to require us to repurchase notes” in the Preliminary Offering Memorandum.

Increase in conversion rate upon conversion upon a make-whole fundamental change

Holders who convert their notes in connection with a make-whole fundamental change may be entitled to an increase in the conversion rate for the notes so surrendered for conversion. The following table sets forth the number of additional shares (expressed as a percentage of the conversion rate) by which the conversion rate will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

Stock Price (expressed as a percentage of the reference price)

Effective Date	100%	105%	110%	115%	120%	125%	130%	135%	140%
November 12, 2019	15.0000%	12.2619%	8.8257%	6.0638%	3.9029%	2.2662%	1.0766%	0.2850%	0.0000%
November 1, 2020	15.0000%	11.9424%	8.4136%	5.6115%	3.4590%	1.8692%	0.7564%	0.0995%	0.0000%
November 1, 2021	15.0000%	11.0400%	7.3536%	4.5142%	2.4379%	1.0141%	0.1746%	0.0000%	0.0000%
November 1, 2022	15.0000%	9.5239%	4.5455%	0.0000%	0.0000%	0.0000%	0.0000%	0.0000%	0.0000%

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•                                          If the stock price is between two stock prices expressed in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•                                          If the stock price is greater than 140% of the reference price per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate

•                                          If the stock price is less than 100% of the reference price per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed a number of shares of common stock equal to $1,000 divided by the greater of (x) the reference price and (y) $14.23, the minimum price determined pursuant to Section 312.03(b) of the NYSE Listed Company Manual, subject to adjustment in the same manner as the conversion rate set forth in the Preliminary Offering Memorandum under the caption “Description of notes—Conversion rights—Conversion rate adjustments.”

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Use of proceeds:

We estimate that the net proceeds of this offering will be approximately $223.4 million (or approximately $256.5 million if the initial purchasers’ option to purchase additional notes is exercised in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by us.

Concurrently with the offering of the notes, we entered into separate privately-negotiated agreements with certain holders of our outstanding $115,000,000 aggregate principal amount of 5.25% Convertible Senior Notes due 2021 issued on July 3, 2018 (the “5.25% Convertible Notes (A)”) and $149,500,000 aggregate principal amount of 5.25% Convertible Senior Notes due 2021 issued on July 20, 2018 (the “5.25% Convertible Notes (B)” and, together with the 5.25% Convertible Notes (A), the “5.25% Convertible Notes”) to exchange approximately $228.69 million aggregate principal amount of their 5.25% Convertible Notes (including approximately $26.1 million aggregate principal amount of 5.25% Convertible Notes held by J.P. Morgan Securities LLC) for cash and shares of our common stock. We intend to use the net proceeds of this offering, together with cash on hand, to pay the cash consideration under such exchange agreements. If the initial purchasers exercise their option to purchase additional notes, we intend to use such additional net proceeds to pay the cash consideration under such exchange agreements, if applicable, and any remaining proceeds for general corporate purposes.

Joint book-running managers:	J.P. Morgan Securities LLC JMP Securities LLC
Pricing date:	November 6, 2019
Trade date:	November 7, 2019
Closing/Settlement date:	November 12, 2019 (T+2).
CUSIP number (144A):	038923 AN8
ISIN (144A):	US038923AN80
No listing:	The notes will not be listed on any securities exchange.

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This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering thereof. This communication does not constitute an offer to sell or the solicitation of an offer to buy any notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The notes and any shares of common stock issuable upon conversion of the notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchasers are initially offering the notes only to persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act.

The notes and any shares of common stock issuable upon conversion of the notes are not transferable except in accordance with the restrictions described under “Notice to investors” and “Transfer restrictions” in the Preliminary Offering Memorandum.

You should rely on the information contained or incorporated by reference in the Preliminary Offering Memorandum, as supplemented by this pricing term sheet, in making an investment decision with respect to the notes.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit A

Form of Lock-Up Agreement

November    , 2019

J.P. Morgan Securities LLC

As Representative of the

several Initial Purchasers

listed in Schedule 1 to the Purchase Agreement

referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:                             Arbor Realty Trust, Inc. — Rule 144A Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Initial Purchasers, propose to enter into a Purchase Agreement (the “Purchase Agreement”) with Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), and Arbor Realty Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), providing for the purchase and resale (the “Placement”) by the several Initial Purchasers named in Schedule 1 to the Purchase Agreement (the “Initial Purchasers”), of Convertible Senior Notes of the Company (the “Securities”) that are convertible into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

In consideration of the Initial Purchasers’ agreement to purchase and make the Placement of the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC on behalf of the Initial Purchasers, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 30 days after the date of the offering memorandum relating to the Placement (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to undertake any of the foregoing, (2)

enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

Notwithstanding the restrictions noted above, the undersigned may transfer Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant): (i) as a bona fide gift or gifts, (ii) by will or intestacy, (iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) to any immediate family member or other dependent, (v) to a nominee or custodian of a person or entity to whom transfers would be permitted under clauses (i) through (iv) above, (vi) pursuant to an order of a court or regulatory agency and (vii) if the undersigned is an executive officer, to the Company upon death, disability, or termination of employment, in each case, of such executive officer; provided that (a) in the case of any transfer or distribution pursuant to clauses (i) through (v) above, each donee or distributee shall execute and deliver to J.P. Morgan Securities LLC a lock-up letter in the form of this Letter Agreement and (b) in the case of any transfer or distribution pursuant to clauses (i) through (v) above, such transfer or distribution shall not be for value; and provided, further, that in the case of any transfer or distribution pursuant to clauses (i), (iii), (iv) and (v), during the Restricted Period no public reports or filings (including filings under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) reporting a reduction in beneficial ownership of Common Stock shall be required or voluntarily made; and provided further, that in the case of any transfer or distribution pursuant to clauses (ii), (vi) and (vii) above, during the Restricted Period, no public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of Common Stock shall be voluntarily made, and any such reports or filings required under Section 16(a) of the Exchange Act shall indicate in the notes thereto or otherwise that the filing relates to the circumstances described in clauses (ii), (vi) or (vii), as applicable. [In addition, the undersigned may transfer operating partnership units of the Operating Partnership to members of the undersigned, provided that each of such members shall execute and deliver to J.P. Morgan Securities LLC a lock-up letter in the form of this Letter Agreement, the transfer shall not be for value and, during the Restricted Period, no public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of Common Stock shall be voluntarily made, and any such reports or filings required under Section 16(a) of

2

the Exchange Act shall indicate in the notes thereto or otherwise that the filing relates to the circumstances described in this sentence and such operating partnership units and shares of Common Stock issuable upon redemption of such operating partnership units remain subject to the terms of this Letter Agreement.](1)

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Purchase Agreement does not become effective by December 15, 2019, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.  The undersigned understands that the Initial Purchasers are entering into the Purchase Agreement and proceeding with the Placement in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

(1)  To be included in the Arbor Commercial Mortgage, LLC lock-up only.

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Very truly yours,

Name of Securityholder (Print exact name)

By:
Signature

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)